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Exhibit 5.1

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
One Financial Center
Boston, Massachusetts 02111

Telephone: 617/542-6000
Fax: 617/542-2241
www.mintz.com

May 24, 2006

Alphatec Holdings, Inc.
2051 Palomar Airport Road
Carlsbad, California 92011

Ladies and Gentlemen:

        We have acted as counsel to Alphatec Holdings, Inc., a Delaware corporation (the "Company"), in connection with the Company's filing of a Registration Statement on Form S-1, Registration No. 333-131609 (the "Registration Statement"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), in order to register for sale an aggregate of up to 10,695,000 shares (the "Shares") of the Company's common stock, $0.0001 par value per share (the "Common Stock"), including 1,395,000 shares subject to an underwriters' over-allotment option. This opinion is being rendered in connection with the filing of the Registration Statement. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

        It is anticipated that the Shares will be sold by the Company pursuant to an underwriting agreement (the "Underwriting Agreement") to be entered into between the Company and the several underwriters to be named therein for whom Deutsche Bank Securities Inc., First Albany Capital Inc. and RBC Capital Markets Corporation are acting as representatives. The form of the Underwriting Agreement has been filed as Exhibit 1.1 to the Registration Statement.

        In connection with this opinion, we have examined the Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each as currently in effect, the Registration Statement and the exhibits thereto, the form of Underwriting Agreement, and such other records of the corporate proceedings of the Company and other documents as we deemed relevant.

        In our examination, we have assumed, without independent inquiry or investigation, the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic, facsimile or conformed copies and the authenticity of the originals of such copies.

        We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Laws of the State of Delaware, federal laws of the United States and the reported judicial decisions interpreting those laws. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction. This opinion is limited to the laws, including the rules and regulations thereunder, as in effect on the date hereof.

        Based on and subject to the foregoing, and in reliance thereon, and subject to the last two paragraphs of this letter, we are of the opinion that the Shares, when sold in accordance with the Registration Statement, will be validly issued, fully paid and non-assessable.

        Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

        We understand that you wish to file this opinion with the Commission as an exhibit to the Registration Statement and we hereby consent thereto. We hereby further consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                      Very truly yours,

                      /s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

                      Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

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  Exhibit 5.1
  Telephone: 617/542-6000 Fax: 617/542-2241 www.mintz.com